Exhibit 99.1

Five Oaks Investment Corp. Reports Fourth Quarter and Full Year 2015 Financial Results

Implementing A More Defensive Posture In The Face Of Credit Market Volatility

NEW YORK, March 23, 2016 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the fourth quarter and for the year ended December 31, 2015. For the fourth quarter, the Company reported GAAP net income of $2.6 million, or $0.18 per basic and diluted share, a comprehensive loss of $6.4 million, or $0.43 per basic and diluted share, and core earnings(1) of $4.1 million, or $0.28 per basic and diluted share. For the year, the Company reported GAAP net loss of $3.1 million, or $0.21 per basic and diluted share, a comprehensive loss of $10.7 million, or $0.73 per basic and diluted share, and core earnings(1) of $16.8 million, or $1.14 per basic and diluted share. The Company also reported a net book value of $9.58 per share on a basic and diluted basis at December 31, 2015.

2015 and Subsequent Events Summary

  Realized a negative economic return on our common stock of 8.4% for the year after accounting for dividends of $1.35.(2)
  Reflecting our continued concern with market volatility in general and credit market conditions in particular, we reduced our Non-Agency RMBS exposure from $303.4 million at December 31, 2014 to $121.5 million at December 31, 2015.  Consistent with our more defensive approach, we increased our overall Agency RMBS assets from $314.8 million at December 31, 2014 to $375.3 million at December 31, 2015, 96% of which is represented by Agency hybrid ARMS.
  Sponsored two securitizations off our proprietary program issuing securities backed by approximately $518.5 million in unpaid principal balance (UPB) of prime jumbo residential mortgage loans.
  On February 12, 2016, the Federal Housing Finance Authority (FHFA) adopted a final rule revising its regulations governing Federal Home Loan Bank (FHLB) membership.  The rule requires that our wholly owned captive insurance subsidiary wind down its transactions and terminate its membership with FHLB-Indianapolis on or before February 19, 2017.  We have repaid all of the $49.7 million of advances that were outstanding at December 31, 2015, via the use of regular repurchase agreements, and have initiated the redemption of our FHLB stock with a stated value of $2.4 million.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "Most notably in the second half of the year, 2015 was marked by significant financial market volatility, including credit and interest rates. The Federal Reserve raised short-term interest rates, and credit spreads widened, which negatively affected prices of credit-sensitive securities such as Non-Agency RMBS and Multi-Family MBS. This volatility continued into 2016. We implemented a more defensive investment approach commencing in the third quarter, seeking to build liquidity by selling legacy non-agency securities together with certain highly rated credit positions that may be susceptible to further spread widening and/or reduced liquidity. Notwithstanding spread volatility, the underlying credit metrics in our core portfolio of multi-family and prime jumbo loans and securities remain solid. Our disappointing book value decline 6.6% in the fourth quarter is attributable predominantly to unrealized losses on our investment securities due to the observed credit spread widening.

We also note that increasing bank and dealer capital and liquidity requirements and regulatory burdens continue to constrain dealers' willingness and ability to trade and finance fixed income securities, including MBS, which we believe continues to justify a more defensive posture. Reflecting this view, we have reduced our total Non-Agency RMBS exposure to $121.5 million at December 31, 2015, compared to $303.4 million a year earlier, while increasing our Agency RMBS to $375.3 million from $314.8 million over the same period.

Despite the challenging market conditions across most fixed income sectors, we successfully closed our second proprietary platform securitization of prime jumbo loans, creating an investment package of B-notes and interest only securities for our REIT. We also created and retained all of the excess servicing rights in our taxable REIT subsidiary.

On a negative note for us and our industry, the FHFA's February 2016 final rule excluding captives from the FHLB system was a disappointment for all those interested in improving the stability and flow of private capital to the US residential mortgage market. Given that the FHLB system has apparently never taken a loss on advances made since its inception in 1932, we are at a loss as to the FHFA's decision to exclude captive insurance companies from membership. We are exploring alternative insurance-based structures that we believe may allow us to regain membership in the system.

Going forward, and consistent with our continued caution, we intend to be opportunistic in our approach to aggregating and securitizing loans. We believe it is more important to minimize the risk associated with holding a significant amount of loans on our balance sheet than it is to conclude a targeted number of transactions. We will look to profitably sell aggregated loans to third party investors in order to maintain our Prime Jumbo loan platform. That said, we prefer to aggregate and securitize prime jumbo loans and create attractive investments for our company when conditions are conducive. Furthermore, given the adjustment in credit spreads resulting partially from regulatory capital disintermediation in the banking sector, we are optimistic that there will be many more non-dealer financed credit opportunities going forward for participants such as Five Oaks."

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of December 31, 2015:

For the year ended December 31, 2015	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans	Unrestricted Cash (3)	Total
Amortized Cost	374,211,242	184,039,923	130,487,961	15,708,133	26,140,718	730,587,977
Market Value	375,333,057	190,056,347	121,475,111	17,337,432	26,140,718	730,342,665
Repurchase Agreements	(358,239,000)	(114,512,000)	(86,177,000)	(9,504,457)	-	(568,432,457)
Hedges	1,780,025	778,325	-	-	-	2,558,350
Other (4)	5,019,192	134,613	331,557	26,231	(660,262)	4,851,331
Restricted Cash	5,009,238	1,184,476	1,980,925	-	-	8,174,639
Equity Allocated	28,902,512	77,641,761	37,610,593	7,859,206	25,480,456	177,494,528

Debt/Net Equity (5)	12.39	1.47	2.29	1.21	-	3.20

For the Year Ended December 31, 2015	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (6)	Unrestricted Cash	Total
Yield on Earning Assets (7)	2.59%	7.49%	5.35%	5.73%	-	4.69%
Less Cost of Funds	1.14%	1.32%	1.23%	2.55%	-	1.31%
Net Interest Margin (8)	1.45%	6.17%	4.12%	3.18%	-	3.38%

(1)

Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4 and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $92,107,727, and the fair value of our investments in Multi-Family MBS is $104,025,797.

(2)	Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4, and CSMC 2014-OAK1 Trusts.
(3)	Includes cash and cash equivalents.
(4)	Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(5)	Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(6)	Includes income on mortgage servicing rights.
(7)	Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 4.44%.
(8)	Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the years ended December 31, 2015 and December 31, 2014:

Expenses	For the year ended December 31, 2015	For the year ended December 31, 2014

Management Fees	$ 2,774,432	$ 2,627,592
G&A Expenses (1)	$ 2,556,294	$ 1,770,645
Operating Expenses Reimbursable to Manager	$ 4,980,348	$ 3,247,683
Other Operating Expenses	$ 2,448,439	$ 2,504,741
Compensation Expense	$ 256,608	$ 253,635
Total Expenses	$ 13,016,121	$ 10,404,296

Period-End Capital	$ 177,494,528	$ 212,798,130

Management Fees	$ 2,774,432	$ 2,627,592
G&A, Other Operating Expenses and Reimbursable	$ 8,346,300	$ 4,916,824
Compensation Expenses	$ 256,608	$ 253,635
Expenses related to Prime Jumbo Loans	$ 1,638,781	$ 2,606,245

Management Fees as % of Capital	1.30%	1.23%
G&A, Other, Reimbursable and Compensation as % of Capital	4.85%	2.43%
Expenses related to Prime Jumbo Loans as % of Capital	0.92%	1.22%

(1) Excludes $4,104,640 and $1,130,431 in expense attributable to the consolidated trusts for the years ended December 31, 2015 and December 31, 2014, respectively.

The increase in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital over the past year is primarily a function of expenses related to a full-year of operations for Five Oaks Acquisition Corp. and Five Oaks Insurance LLC.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the years ended December 31, 2015 and December 31, 2014:

	Year Ended December 31, 2015			Year Ended December 31, 2014

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$ 16,834,532	$ 1.14	8.87%	$ 16,044,059	$ 1.30	9.77%
GAAP Net Income (Loss)	$ (3,071,557)	$ (0.21)	(1.62)%	$ 426,490	$ 0.03	0.26%
Comprehensive Income (Loss)	$ (10,675,679)	$ (0.73)	(5.63)%	$ 18,729,794	$ 1.52	11.40%

Weighted Ave Shares Outstanding		14,721,074			12,358,587
Weighted Average Equity		$189,709,805			$189,291,835

Stockholders' Equity and Book Value Per Share

As of December 31, 2015, our stockholders' equity was $177.5 million and our book value per common share was $9.58 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.06 per share of common stock for the months of April, May and June 2016. Based on the closing price of $5.46 at December 31, 2015, this equates to an annualized dividend yield of 13.2%.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, prior to January 1, 2015, GAAP required us to account for certain of our Non-Agency RMBS and Multi-Family MBS and the associated repurchase agreement financing as Linked Transactions. However, in managing and evaluating the composition and performance of our MBS portfolio, we did not view the purchase of our Non-Agency RMBS or Multi-Family MBS and the associated repurchase agreement financing as transactions that were linked, GAAP also requires us to consolidate the assets and liabilities of the FREMF 2011-K13 Trust; FREMF 2012-KF01; JPMMT 2014-OAK4 and CSMC 2014-OAK1.However, our maximum exposure to loss from consolidation of the consolidated trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of December 31, 2014 that includes Multi-Family MBS and Non-Agency RMBS underlying both Linked Transactions and our net investments in the consolidated trusts, and as of December 31, 2015 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation 5-k, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Year Ended	Year Ended
	December 31, 2015	December 31, 2014
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(3,071,557)	$426,490
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$533,832	$(3,271,592)
Unrealized (Gain) Loss on fair value securities	$1,041,649	$(3,271,592)
Unrealized (Gain) Loss and net interest income from Linked Transactions	$-	$(10,605,848)
Realized (Gain) Loss on derivative contracts, net	$12,024,730	$18,214,460
Unrealized (Gain) Loss on derivative contracts, net	$(4,909,858)	$2,931,249
Realized (Gain) Loss on mortgage loans held-for-sale	$(1,216,314)	$776,971
Unrealized (Gain) Loss on mortgage loans held-for-sale	$197,179	$(329,728)
Unrealized (Gain) Loss on mortgage servicing rights	$671,957	$(1,473,485)
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$(6,907,000)	$(3,059,647)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$8,153,474	$(59,590)
Other income	$(85,726)	$(33,374)
Subtotal	$10,313,923	$3,122,790

Underlying Linked Transactions:
Interest income attributable to AFS	$-	$15,427,633
Interest expense attributable to Linked repurchase agreement borrowings	$-	$(2,893,163)
Net interest income Underlying Linked Transactions	$-	$12,565,083

Other-than-temporary impairments:
Increase (decrease) in credit reserves	$745,492	$-
Additional other-than-temporary credit impairment losses	$2,890,939	$-
Net other-than-temporary impairments	$3,636,431	$-
Other Adjustments
Recognized compensation expense related to restricted common stock	$63,533	$113,635
Net swap interest expense	$(2,298,718)	$(3,495,232)
Adjustment for contractual net interest accrued on forwards	$-	$(732,372)
Adjustment attributable to loan acquisition	$-	$2,606,245
Adjustment for consolidated securities/securitization costs	$6,796,358	$-
Adjustment for one-time charges	$1,394,562	$-
Core Earnings	$16,834,532	$16,044,059

Weighted average shares outstanding - Basic and Diluted	14,721,074	12,358,587

Core Earnings per weighted share outstanding - Basic and Diluted	$1.14	$1.30

Additional Information

As of December 31, 2015, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of December 31, 2015 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value	$1,455,155,339
Multi-Family Securitized Debt Obligations (non-recourse)	$(1,369,124,789)
Net Carrying Value	$86,030,550
Multi-Family MBS (1)	$19,148,792
Multi-Family MBS PO	$84,877,004
Cash and Other	$2,097,414
Repurchase Agreements	$(114,512,000)
Net Capital in Multi-Family	$77,641,761

(1) Excludes $25,682,638 in Multi-Family MBS that is consolidated

As of December 31, 2015, we have determined that we were the primary beneficiary of two prime jumbo residential mortgage securitization trusts, JPMMT 2014-OAK4 and CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of December 31, 2015 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)	$413,327,217
Residential Securitized Debt Obligations (non-recourse)	$(381,791,476)
Net Carrying Value	$31,535,741
Non-Agency RMBS	$92,107,727
Cash and Other	$2,312,482
Repurchase Agreements	$(86,177,000)
Net Capital in Non-Agency	$39,778,950

(1) Excludes $2,168,357 in Mortgage Servicing Rights

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly residential mortgage loans, mortgage servicing rights, and mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"). Since its IPO, the Company has focused on implementing a strategy of transitioning to an operating company focused on credit while maintaining a relative value investment approach across the whole residential mortgage market. The Company's objective remains to deliver attractive cash flow returns over time to its investors, and to generate income through its mortgage loan acquisition and securitization business.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2015	December 31, 2014

ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $571,086,035 and $366,103,204 for December 31, 2015 and December 31, 2014, respectively)
	$571,466,581	$368,315,738
Mortgage loans held-for-sale, at fair value	10,900,402	54,678,382
Multi-family loans held in securitization trusts, at fair value	1,449,774,383	1,750,294,430
Residential loans held in securitization trusts, at fair value	411,881,097	631,446,984
Mortgage servicing rights, at fair value	4,268,673	-
Linked transactions, net, at fair value	-	60,818,111
Cash and cash equivalents	26,140,718	32,274,285
Restricted cash	8,174,638	11,400,645
Deferred offering costs	-	945,661
Accrued interest receivable	8,650,986	10,962,663
Dividends receivable	26,022	-
Investment related receivable	1,591,343	979,509
Derivative assets, at fair value	2,558,350	21,550
FHLB stock	2,403,000	-
Other assets	530,468	71,599

Total assets	$2,498,366,661	$2,922,209,557

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$509,231,000	$544,614,000
Mortgage loans held-for-sale	9,504,457	50,263,852
FHLB Advances	49,697,000	-
Multi-family securitized debt obligations	1,364,077,012	1,670,573,456
Residential securitized debt obligations	380,638,423	432,035,976
Derivative liabilities, at fair value	-	2,289,058
Accrued interest payable	6,574,699	8,238,924
Dividends payable	39,132	39,132
Fees and expenses payable to Manager	842,903	1,062,000
Other accounts payable and accrued expenses	267,507	295,029

Total liabilities	2,320,872,133	2,709,411,427

STOCKHOLDERS' EQUITY:

Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at December 31, 2015 and December 31, 2014, respectively

	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,656,394 and 14,718,750 shares issued and outstanding, at December 31, 2015 and December 31, 2014, respectively
	146,269	146,953
Additional paid-in capital	189,037,842	189,332,874
Accumulated other comprehensive income (loss)	(395,771)	7,208,350
Cumulative distributions to stockholders	(55,803,240)	(32,406,541)
Accumulated earnings	7,352,456	11,359,522

Total stockholders' equity	177,494,528	212,798,130

Total liabilities and stockholders' equity	$2,498,366,661	$2,922,209,557

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues:
Interest income:
Available-for-sale securities	5,277,652	3,656,100	24,298,156	16,560,338
Mortgage loans held-for-sale	307,340	2,316,679	2,097,702	3,634,264
Multi-family loans held in securitization trusts	16,337,053	18,724,784	68,016,595	21,158,102
Residential loans held in securitization trusts	4,413,158	4,438,634	19,986,204	4,438,634
Cash and cash equivalents	2,965	2,879	16,351	21,274
Interest expense:
Repurchase agreements - available-for-sale securities	(1,474,314)	(864,007)	(6,467,312)	(2,661,329)
Repurchase agreements - mortgage loans held-for-sale	(194,608)	(1,476,956)	(1,323,892)	(2,203,961)
Multi-family securitized debt obligations	(14,870,563)	(17,161,054)	(62,157,176)	(19,400,851)
Residential securitized debt obligations	(3,261,956)	(3,575,168)	(13,156,912)	(3,575,168)

Net interest income	6,536,727	6,061,891	31,309,716	17,971,303

Other-than-temporary impairmants
Increase in credit reserves	1,015,716	-	(745,492)	-
Additional other-than-temporary credit impairment losses	-	-	(2,890,939)	-

Total impairment losses recognized in earnings	1,015,716	-	(3,636,431)	-

Other income:
Realized gain (loss) on sale of investments, net	(2,367,983)	5,704,663	(533,832)	3,271,592
Change in unrealized gain (loss) on fair vlaue option securities	(415,691)	-	(1,041,649)	-
Change in unrealized gain (loss) and net interest income from Linked Transactions	-	(4,853,074)	-	10,605,848
Realized gain (loss) on derivative contracts, net	285,571	(7,442,776)	(12,024,730)	(18,214,460)
Change in unrealized gain (loss) on derivative contracts, net	4,126,957	(1,840,122)	4,909,858	(2,931,249)
Realized gain (loss) on mortgage loans held-for-sale	198,689	(703,839)	1,216,314	(776,971)
Change in unrealized gain (loss) on mortgage loans held-for-sale	(693,476)	(237,609)	(197,179)	329,728
Change in unrealized gain (loss) on mortgage servicing rights	84,601	-	(671,957)	-
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	452,226	1,188,157	6,097,000	1,473,485
Change in unrealized gain (loss) on residential loans held in securitization trusts	(497,572)	3,059,647	(8,153,474)	3,059,647
Mortgage servicing income	90,378	-	211,878	-
Other income	25,741	59,590	85,726	59,590

Total other income (loss)	1,289,441	(5,065,363)	(10,102,045)	(3,122,790)

Expenses:
Management fee	654,861	747,026	2,774,432	2,627,592
General and administrative expenses	1,840,429	1,539,786	6,660,934	2,901,076
Operating expenses reimbursable to Manager	1,535,434	864,270	4,980,348	3,247,683
Other operating expenses	1,263,275	1,560,413	2,448,439	2,504,741
Compensation expense	69,406	67,745	256,608	253,635

Total expenses	5,363,405	4,779,240	17,120,761	11,534,727

Net income before provision for income taxes	3,478,479	(3,782,712)	450,479	3,313,786
(Provision for) benefit fron income taxes	-	(179,136)	-	-
Net income (loss)	3,478,479	(3,603,576)	450,479	3,313,786

Dividends to preferred stockholders	(890,292)	(890,292)	(3,522,036)	(2,887,296)

Net income (loss) attributable to common stockholders	2,588,187	(4,493,868)	(3,071,557)	426,490

Earnings (loss) per share:
Net income attributable to common stockholders (basic and diluted)	2,588,187	(4,493,868)	(3,071,557)	426,490
Weighted average number of shares of common stock outstanding	14,719,362	14,718,750	14,721,074	12,358,587
Basic and diluted income per share	0.18	(0.31)	(0.21)	0.03
Dividends declared per share of common stock	0.30	0.38	1.35	1.47

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp. (212) 257 5073